Exhibit 10.4
MEMORANDUM

FROM:         Shari DeMaris
DATE:
RE:         Restricted Stock Awards

The restricted stock award package that is being handed out includes an envelope with detailed instructions regarding the award, as well as the following items:

1.
Two copies of the Hills Bancorporation Restricted Stock Agreement signed by Dwight Seegmiller which the participant should sign and date. One copy needs to be signed and returned to Hills Bancorporation (Attention: Shari DeMaris), and the other should be maintained by each employee.

2.
A stock award certificate identifying the number of shares awarded. The restricted shares are being issued in book entry form, so there is no actual stock certificate for these shares. For your information, the value of the stock, as of the date of this award, is $     per share.

MEMORANDUM

TO:
FROM:        Shari DeMaris
DATE:

Congratulations on being awarded shares of restricted stock of Hills Bancorporation as part of our incentive compensation program for key employees under our Stock Option and Incentive Plan. This Plan is used to reward you and other key employees for their performance. A complete copy of the Plan is available on the Bank’s Intranet. Amounts of the awards may vary among individuals in the Bank, so it is very important that you keep this confidential.

For your information, this stock is called “restricted stock”. This means it is subject to certain limitations until you have satisfied the requirements for full ownership in the shares and no longer face a risk of forfeiting the shares (“vesting”).

We have a number of items enclosed in this packet:

1.
A stock award certificate made out for the      shares of Hills Bancorporation stock being registered in your name. The shares awarded to you have been issued in book entry in your name, so there is no actual stock certificate for these shares. The book entry shares have a special legend which indicates that it is restricted stock.

After five years, these shares will be registered in book entry form with no restrictions. Until the end of the five years, the shares will remain subject to forfeiture if you do not continue your current employment with the Bank.

2.
The Restricted Stock Agreement describes the terms and conditions on which the shares covered by the stock award are being issued to you. Please note that the shares would be forfeited and the shares forfeited if at any time during the first five years after the effective date of this stock award, you leave your employment with the Bank, you accept a demotion from your current position with the Bank, or are involuntarily terminated by the Bank.

3.
A stock power, pre-authorizing Hills Bancorporation to complete the transfer of the restricted shares, including withholding from these shares to cover taxes due when the shares become vested, or, if necessary, the forfeiture of the shares should you not satisfy the requirements for vesting.

4.
For income tax purposes, you will generally not be considered to own the shares until the shares are no longer subject to a substantial risk of forfeiture if you leave the Bank - i.e. once you have completed more than 5 years of employment with the Bank. At the time the shares vest, you will be required to recognize income for income tax purposes, and be subject to payroll tax on this income. The amount of income to be recognized is equal to the fair market value of the shares, determined at the time they become vested.

However, the federal tax laws will allow you to instead elect to be taxed on the current fair market value of the restricted shares immediately, even though they are not vested. To do so, you would need to file a so-called “Section 83(b)” election with the IRS within 30 days after the date these shares are issued to you. For your information, the value of the stock, as of the date of this award, is $     per share.

You should sign at least one copy of the Restricted Stock Agreement and return the signed copy to me no later than      . If you have any questions, please feel free to give me a call. As with all of our shareholders, we look forward to the stock value going up in future years.
HILLS BANCORPORATION
RESTRICTED STOCK AGREEMENT

WHEREAS the Compensation and Incentive Stock Committee of Hills Bancorporation, an Iowa corporation (“Corporation”) has determined that      (the “Key Employee”) a key employee of the Corporation and its subsidiary, Hills Bank and Trust Company (the “Bank”) is deserving of a bonus of common stock of the Corporation in reward for his/her industry, loyalty, and exceptional service to the Corporation; and

WHEREAS this agreement is intended to implement the terms and conditions of the Hills Bancorporation 2010 Stock Option and Incentive Plan (the “Plan”) and that the said stock is to be issued to the Key Employee upon such terms and conditions and the terms and conditions hereinafter mentioned (unless otherwise stated, all capitalized terms herein shall have the same meaning as used in the Plan); and

WHEREAS the Key Employee is desirous of obtaining such stock upon the terms and conditions pursuant to such Plan and as hereinafter mentioned.

NOW, THEREFORE, WE AGREE AS FOLLOWS:

1.
Grant of Restricted Shares. The Corporation hereby grants to the Key Employee,       shares of common stock of Corporation (the “Restricted Shares”). This stock is equal in value to $      per share for a total of $     , and is granted subject to the following terms and conditions. The terms and conditions of this Agreement are in addition to the terms and conditions of the Plan and in no way modify or amend any of its provisions.

In consideration for the grant of these Restricted Shares, the Key Employee agrees to continue providing his/her services to the Bank and the Corporation for a period of five years after the effective date.

2.
Restrictions on Unvested Restricted Shares. The Key Employee shall have all rights and privileges of a stockholder of the Corporation with respect to the Restricted Shares, including voting rights and the right to receive dividends paid with respect to such shares, except that the following restrictions shall apply to the Restricted Shares until such time or times as these restrictions lapse under Section 3 or any other provision of this Agreement:

(a)	the Key Employee shall not be entitled to delivery of the stock certificate or certificates for any of the Restricted Shares until the fifth anniversary of the effective date of this Agreement;

(b)	the Restricted Shares may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by the Key Employee, except with the consent of the Corporation; and

(c)
until the fifth anniversary of the effective date of this Agreement, the Restricted Shares shall remain subject to forfeiture upon termination of the Key Employee’s employment with the Bank or transfer to another position with the Bank, to the extent set forth in Section 5 below.

Notwithstanding the preceding sentence, the Restricted Shares shall remain subject to mandatory repurchase upon any termination of the Key Employee’s employment with the Bank, voluntary resignation or demotion without Cause to the extent set forth in Section 8 below.

3.
Vesting. The Restricted Shares shall not become fully vested until the Key Employee has continued his/her employment with the Bank for a period of five (5) years from the effective date of this Agreement. For this purpose, the effective date of this Agreement will be      , and the date the Restricted Shares shall become fully vested shall be      .

4.
Issuance of Book Entry Stock for Shares. The Corporation shall cause the Restricted Shares to be issued in book entry form. These Restricted Shares will be registered in the name of the Key Employee promptly upon execution of this Agreement. On or before the date of execution of this Agreement, the Key Employee shall deliver to the Corporation one or more stock powers endorsed in blank relating to the Restricted Shares.

Once the Key Employee has completed five (5) years of employment with the Bank after the effective date of this Agreement, the book entry stock for the Restricted Shares may be exchanged for a stock certificate or certificates for the Restricted Shares or be maintained in book entry. The book entry or stock certificates representing the Restricted Shares shall be legended to refer to this Agreement in the following manner:

“The transferability of the shares of stock represented hereby are subject to the terms and conditions (including restrictions on transfer and possible forfeiture upon termination of employment or demotion) set forth in a Restricted Stock Agreement entered into between the registered owner and Hills Bancorporation. Copies of such Restricted Stock Agreement are on file in the offices of the Secretary of Hills Bancorporation, 131 E. Main Street, P. O. Box 160, Hills, Iowa 52235.”

If a paper certificate is requested, the new stock certificate or certificates shall be delivered to the Key Employee promptly after the date on which the Restricted Shares have become vested under this Agreement, but not before the Key Employee has made any tax payment to the Corporation or made other arrangements for any tax withholding which may be required by Section 9.

5.
Forfeiture of Restricted Shares Upon Termination of Employment. If the Key Employee’s employment with the Bank terminates or if the Key Employee’s employment status with the Bank changes for any of the following reasons prior to the date the Restricted Shares become vested pursuant to Section 3 of this Agreement, the Key Employee’s Restricted Shares shall be subject to forfeiture or repurchase by the Corporation to the following extent:

(a)
If the Key Employee is involuntarily terminated from employment with the Bank for any reason, including for “Cause” (as defined below) before the date the Restricted Shares have become fully vested under Section 3 of this Agreement (the fifth anniversary of the effective date of this Agreement), the Restricted Shares shall be forfeited and shall be cancelled without payment to the Key Employee, immediately as of the date of the Key Employee’s termination.

(b)
If the Key Employee is involuntarily demoted to a position with reduced responsibilities or reduced compensation for “Cause” (as defined in Subsection 5(g) below) before the date the Restricted Shares have become fully vested under Section 3 of this Agreement (the fifth anniversary of the effective date of this Agreement), the Restricted Shares shall be forfeited and shall be cancelled without payment to the Key Employee, immediately as of the date of the Key Employee’s demotion.

(c)
If the Key Employee voluntarily resigns or otherwise terminates his or her employment with the Bank before the fifth anniversary of the effective date of this Agreement other than in connection with the Key Employee’s disability (as described below), the Restricted Shares shall be forfeited and shall be cancelled without payment to the Key Employee, immediately as of the date of the Key Employee’s termination.

(d)	If the Key Employee voluntarily accepts a transfer to a position with reduced responsibilities or reduced compensation before the fifth anniversary of the effective date of this Agreement, other than in connection with an accommodation for the Key Employee’s disability (as described in Subsection 5(f) below), the Restricted Shares shall be forfeited and shall be cancelled without payment to the Key Employee, immediately as of the effective date of the Key Employee’s transfer.

(e)
If the termination of the Key Employee’s employment with the Bank occurs as a result of the Key Employee’s permanent and total disability, the Restricted Shares shall be treated as vested under Section 3 of this Agreement, and the Key Employee may retain the Restricted Shares, but the Restricted Shares shall remain subject to the transfer restrictions imposed by Section 7 of this Agreement, and the Restricted Shares may be repurchased by the Corporation (or its assigns) to the extent and in the manner provided for in Section 8 of this Agreement. For purposes of this Agreement, the Bank will presume that the Key Employee has a permanent and total disability if the Key Employee has received a Social Security disability award from the Social Security Administration or if the Key Employee has been determined to qualify for disability benefits under a long-term disability insurance plan provided by the Bank.

(f)
If the Key Employee is transferred to a position with the Bank with lesser responsibilities or compensation as an accommodation to or as a result of a physical or mental impairment or limitation of the Key Employee which is considered to be a disability under the Americans with Disability Act or similar laws, the Key Employee may retain the Restricted Shares, but the Restricted Shares shall remain subject to the transfer restrictions imposed by Section 7 of this Agreement, and the Restricted Shares may be repurchased by the Corporation (or its assigns) to the extent and in the manner provided for in Section 8 of this Agreement.

(g)
For purposes of this Agreement, the Key Employee shall be considered terminated or demoted for “Cause” if the Bank determines that the Key Employee should be involuntarily terminated or demoted for one or more of the following (i) criminal dishonesty, (ii) refusal to perform duties on an exclusive and substantially full-time basis, (iii) refusal to act in accordance with any specific substantive instructions given by the Corporation with respect to performance of duties normally associated with the Key Employee’s position, or (iv) engaging in conduct which could be materially damaging to the Corporation or the Bank without a reasonable good faith belief that such conduct was in the best interest of the Corporation or the Bank.

6.
Effect of Death. Upon the death of the Key Employee before the date the Restricted Shares become vested under Section 3 above, the Restricted Shares shall be treated as fully vested under Section 3 of this Agreement, and the Key Employee’s beneficiary or other successor in interest may retain the Restricted Shares or sell the Restricted Shares in the open market, without regard to the transfer restrictions imposed by Sections 3 and 7 of this Agreement.

7.
Restrictions on Transfer of Shares and Right of First Refusal. Except as provided below, the Key Employee may not transfer any portion of the Restricted Shares prior to the time the Restricted Shares become fully vested under Section 3 of this Agreement.

(a)
Transfer Restriction. Prior to the date the Restricted Shares have become fully vested under Section 3 of this Agreement (the fifth anniversary of the effective date of this Agreement), the Restricted Shares may not be transferred, voluntarily or otherwise.

(b)
Right of First Refusal. If the Key Employee desires to sell or otherwise transfer any or all of his/her shares of stock of the Corporation, he/she shall first offer the same for sale to the Corporation by giving to the Corporation written notice, delivered to the President or Secretary of the Corporation, designating the number of shares of stock desired to be sold or otherwise transferred, the name and residential address of any other intended transferee or transferees, if any, and the price at which the stock is proposed to be sold to such transferee or transferees.

(c)
Acceptance Process. The Board of Directors of the Corporation shall within thirty (30) days after receipt of said offer of sale and determination of fair market value as provided in Section 9 notify the offeror in writing whether it desires to purchase the stock so offered for sale at the purchase price as hereinafter defined. In the event that the Board of Directors notifies the offeror of its acceptance of the offer for sale, said notification shall specify a date not less than five (5) nor more than fifteen (15) days after the date of such notice as the date on which the stock will be taken up and payment made therefore at the office of the Corporation. Upon the consummation of the purchase and payment of the price therefore and delivery of the cash payment hereinafter provided for, the Secretary of the Corporation shall deliver to the Corporation the shares of stock purchased, which shall thereafter be held as Treasury Stock or shall be retired, as the Board of Directors shall direct. If the Corporation shall not purchase and pay for all of the shares so offered for sale, it shall be deemed to have rejected said offer, as to any shares not so purchased and paid for.

(d)
Right of First Refusal In Event of Bankruptcy, Insolvency, Levy or Attachment. In the event of bankruptcy or insolvency of the Key Employee or in the event of any levy or attachment of the stock, the Key Employee shall be deemed to have offered his/her stock for sale to the Corporation as of the date the Corporation receives notice of such bankruptcy, insolvency, levy or attachment, whereupon the Corporation shall have the first right to purchase said shares of stock in the manner and during the time as provided in the foregoing Sections 7(b) and 7(c). For purposes of this Section, the price shall equal the most recent independent appraisal obtained by the Corporation as of the date of said notice.

(e)
Purchase Price. The terms "purchase price" or “fair market value” as used in this Agreement shall mean the "fair market value" of the share or shares of stock offered for sale as of the date such offer of sale is received by the Corporation or by the Key Employee as the case may be, based on the most recent independent appraisal obtained by the Corporation as of the date of said notice.

(f)
Transfer to Family Member or Trust. After the fifth anniversary of the effective date of this Agreement, the Restricted Shares may be transferred to a member of the Key Employee’s immediate family or to a trust established for the benefit of members of the Key Employee’s immediate family, but only if the Corporation has provided its express written consent to the proposed transfer. Such consent shall not be provided, and the Restricted Shares may not be transferred, unless the proposed transferee agrees to sign and deliver to the Secretary of the Corporation an Addendum to this Agreement in substantially the following form with appropriate insertions:

ADDENDUM

“Pursuant to the terms of the Restricted Stock Agreement (“Agreement”) dated __________________, 2019, by and between Hills Bancorporation, an Iowa corporation, and ________________ (the “Key Employee”), the undersigned, in order to induce the Corporation to consent to a proposed transfer by the Key Employee of the ________ shares of Common Stock of the Corporation previously registered in book entry form in the name of the Key Employee or evidenced by certificate(s) numbered _______________________ (the “Shares”), does hereby agree to become a party to said Agreement and acknowledges and agrees that he/she/it will receive and hold the Shares subject to all of the restrictions and obligations set forth in the terms of such Agreement, including a risk that the Shares will be forfeited upon termination of the Key Employee’s employment with Hills Bank and Trust, or demotion from employment as a [Title], with the same force and effect as though the undersigned had executed said Agreement. Undersigned acknowledges that he/she/it has read the Agreement and is familiar with and understands its terms and conditions.

Dated this _______ day of ______________, 20____.”

_____________________________
(Signature of Proposed Transferee)

8.
Right to Repurchase Shares. In the event that one or more of the following events should occur before the Restricted Shares become fully vested under Section 3 of this Agreement, the Key Employee (or his successor interest) shall be deemed to have made an offer to sell any Restricted Shares which have not been forfeited under Section 5 above to the Corporation at their current “fair market value” (as this term is defined in below).

(a)
Upon an involuntary transfer of the Key Employee to a position with the Bank with lesser responsibilities or reduced compensation without “Cause” before the date the Restricted Shares have become fully vested under Section 3 of this Agreement (the fifth anniversary of the effective date of this Agreement);

(b)
Upon termination of the Key Employee’s employment with the Bank as a result of the Key Employee’s permanent and total disability, as provided in Subsection 5(e) above, prior to the date the Restricted Shares have become fully vested under Section 3 of this Agreement; or

(c)	Upon the death of the Key Employee prior to the date the Restricted Shares have become fully vested under Section 3 of this Agreement.

If the Corporation elects to accept such offer and purchase the Restricted Shares, the Corporation shall provide the Key Employee or his successor in interest with written notice of such election promptly and shall complete the purchase of the Restricted Shares within ninety (90) day after the date of the termination of employment, or, in the case of death, within ninety (90) days after the appointment of an executor for the Key Employee. The purchase price to be paid by the Corporation when purchasing the Restricted Shares pursuant to this Section 8 of this Agreement, shall be payable in cash and in full on the date of settlement for and delivery of the stock.

For purposes of Section 8 of this Agreement, the term “purchase price” shall mean the “fair market value” of the common stock, which shall mean the fair market value determined as follows:

(a)
If at the time the “fair market value” is to be determined, the common stock of the Corporation is readily tradable on an established market, the fair market value shall be determined on the basis of the most recent closing price reported for the Stock, or, if there were no trades on such date, the average of the most recent reported bid and asked prices.

(b)
If at the time the “fair market value” is to be determined, the common stock of the Corporation is not readily tradable on an established market, the fair market value shall instead be determined on the basis of the stock value reported in most recent stock appraisal report of the Corporation’s common stock prepared for the Corporation by an independent appraiser. If an independent appraisal has been obtained by the Corporation for other purposes, this independent appraisal shall be used for purposes of this Agreement as well.

(c)
If at the time the “fair market value” is to be determined, the Corporation’s common stock is not readily tradable on an established market, and no stock appraisal report has been delivered to the Corporation by an independent appraiser within the preceding ninety (90) days, the Key Employee and the Corporation shall first endeavor to agree upon the fair market value of the Stock. If the Key Employee and the Corporation cannot agree upon the fair market value within fourteen (14) days, they shall retain an independent third-party appraiser to determine the value of the Stock. The independent third-party appraiser shall be instructed to determine the value of the Corporation’s common stock without any discount or control premium related to the percentage of ownership in the Corporation represented by the Stock. The Corporation and the Key Employee shall each pay one-half (1/2) of the fee of independent third-party appraiser.

9.
Taxes and Tax Withholding. Whenever all or any part of the Restricted Shares issued under the terms of this Agreement become vested and are no longer subject to a substantial risk of forfeiture, the Corporation and/or the Bank shall notify the Key Employee of the amount of tax (if any) that must be withheld by the Bank under all applicable federal, state and local tax laws with respect to the vested shares (the “Withholding Tax”). The Key Employee agrees to make arrangements with the Corporation and the Bank with respect to the Withholding Tax due with respect to the vested shares by (a) remitting the required amount to the Corporation in cash, (b) tendering to the Corporation a number of shares of the Corporation’s Common Stock already owned by the Key Employee with a current fair market value equal to such Withholding Tax, (c) tendering to the Corporation a portion of the newly vested shares of Common Stock previously issued to the Key Employee under this Agreement with a current fair market value equal to such Withholding Tax, and authorizing the Corporation to apply such shares to the withholding tax, (d) authorize the deduction of such amounts from the Key Employee’s regular cash compensation, or (e) otherwise satisfy the applicable tax withholding requirement in a manner satisfactory to the Corporation and the Bank.

The Key Employee acknowledges and agrees that he/she is aware that he/she may file an election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code, electing to be taxed immediately on the current value of the Restricted Shares issued under this Agreement, regardless of the fact that the restrictions imposed on the Restricted Shares by the terms of this Agreement would otherwise amount to a “substantial risk of forfeiture” delaying taxation under Section 83 of the Code. The Key Employee agrees that if he/she does elect to file a Section 83(b) election with the Internal Revenue Service, the Key Employee will (a) provide a copy of the Section 83(b) election to the Bank, (b) make arrangements with the Bank and the Corporation with respect to the Withholding Tax due, as if the Restricted Shares had become vested on the effective date, and (c) consistently report the current fair market value of the shares Restricted Stock as of the effective date of the issuance of the shares as $      per share.

10.	Miscellaneous.

(a)
Neither this Agreement nor the Restricted Shares granted hereunder shall confer upon the Key Employee the right to continued employment with the Corporation or the Bank, and this Agreement shall not in any way modify or restrict any rights the Bank may have to terminate the Key Employee’s employment with the Bank.

(b)	The terms of this Agreement may only be amended, modified or waived by a written agreement executed by both of the parties hereto.

(c)	The validity, performance, construction and effect of this Agreement shall be governed by the laws of the State of Iowa, without giving effect to principles of conflicts of law.

In witness whereof this ___ day of _______, 2019

     , Key Employee

HILLS BANCORPORATION

Dwight O. Seegmiller, President